UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2016

CVS HEALTH CORPORATION
(Exact Name of Registrant
as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On May 3, 2016, CVS Health Corporation (the “Company”) filed a Current Report on Form 8-K with a press release announcing its earnings for the three months ended March 31, 2016. We are filing an amendment to that Form 8-K solely to correct a typographical error in the guidance paragraph of the press release. The original press release stated: “The Company continues to expect to deliver 2016 free cash flow of $5.9 billion to $6.2 billion and 2016 cash flow from operations of $7.6 billion to $7.9 billion.” The corrected sentence is: “The Company continues to expect to deliver 2016 free cash flow of $5.3 billion to $5.6 billion and 2016 cash flow from operations of $7.6 billion to $7.9 billion.” There were no other changes to the press release.
A copy of the corrected press release is attached to this Amendment No. 1 as Exhibit 99.1.
The information in this report is being furnished, not filed. Accordingly, the information in Item 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits

99.1      Press Release, dated May 3, 2016, of CVS Health Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ David M. Denton
David M. Denton
Executive Vice President and
Chief Financial Officer

	Dated:	May 3, 2016